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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-52761 of Buckeye Partners, L.P. on Form S-8 and in Registration Statement No. 333-116540 of Buckeye Partners, L.P. on Form S-3 of our reports dated March 14, 2005, relating to the financial statements of Buckeye Partners, L.P. and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Buckeye Partners, L.P. for the year ended December 31, 2004.

Deloitte & Touche, LLP

Philadelphia, Pennsylvania
March 14, 2005